As filed with the Securities and Exchange Commission on September 18, 2000 Registration No. 333-44920

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 2054

                               FORM SB-2
                            AMENDMENT NO. 1
                         REGISTRATION STATEMENT
                                 Under
                        The Securities Act of 1933

                         ALPINE AIR EXPRESS, INC.
                         -----------------------
                 (Name of registrant as specified in its charter)

      Delaware                     4512                   33-0619518
      --------                     ----                   ----------
(State or Jurisdiction of       Primary SIC             (IRS Employer
incorporation or organization)                        Identification No.)

      3450 West Mike Jense Parkway, Provo, Utah 84601 (801) 373-1508
      --------------------------------------------------------------
(Address, including zip code, and telephone number, including area code (801) 373-1508 of Small Business Issuer's principal executive offices)


                                                 COPY TO:
Eugene R. Mallette                           Max A. Hansen, Esq.
3450 West Mike Jense Parkway                 Max A. Hansen & Associates, P.C.
Provo, Utah 84601 (801)  373-1508            8 South Idaho, Suite A
Name, address, including zip code            P.O. Box 1301
and telephone number, including area         Dillion, Montana 59725-1301
code, of agent for service)                  Facsimile (406) 683-4304

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                          CALCULATION OF REGISTRATION FEE


                                                    Proposed Maximum      Proposed Maximum
Title of Each Class of               Amount to       Offering Price          Aggregate            Amount of
Securities to be Registered         Be Registered      Per Share(1)        Offering Price    Registration Fee
Common Stock offered by Selling
Shareholders                         905,908             $5.00                 $4,529,540           $1,196

Total                                905,908             $5.00                 $4,529,540           $1,196



(1)Estimated solely for purposes of calculating the registration fee.  The maximum offering price per share is based upon anticipated offering price per share of $5.00 pursuant to Rule 457(a), as the Common Stock has never traded on any market.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Table of Contents
               Pursuant to Item 502(f) of Regulation S-B

Section                                                     Page
-------                                                     ----
PROSPECTUS SUMMARY                                           6
     Alpine                                                  6
     Contact Information                                     6
     Revenue                                                 6
     The Offering                                            6
RISK FACTORS                                                 7
     We have one major customer                              7
     There is no established market for our shares           7
     We need money to expand                                 7
     Competitors are interested in entering our market       8
     We have a small fleet of older leased aircraft          8
     Increasing fuel costs reduces profitability             8
     We have high fixed costs                                9
     New packaging dynamics reducing profitability           9
     We anticipate increasing costs                          9
     Government regulations limit the percentage of our
     shares that can be owned by non-U.S. Citizens          10
     We are subject to extensive government regulation      10
     Investors may experience difficulty in selling
     our stock                                              11
     Our CEO owns the majority of our shares and controls
     our operations                                         11
     Risk associated with forward-looking statements        11
DIVIDEND POLICY                                             12
MARKET PRICE OF COMMON STOCK                                12
BUSINESS                                                    13
     Background                                             13
     Industry overview                                      13
     Routes and Delivery                                    15
     Expansion Strategy                                     15
     Ancillary Services                                     16
     Employees                                              16
     Facilities                                             16
MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATIONS            17
     General                                                17
     Plan of operation                                      17
     Liquidity and Capital Resources                        18
           October 31, 1999                                 18
           July 31, 2000                                    19
     Results of Operations                                  19
            October 31, 1999                                19
            July 31, 2000                                   20
MANAGEMENT                                                  21
     Directors and Executive Officers                       21
     Executive Compensation                                 23
PRINCIPAL STOCKHOLDERS                                      24
CERTAIN TRANSACTIONS                                        25
SELLING STOCKHOLDERS                                        26
PLAN OF DISTRIBUTION                                        27
DESCRIPTION OF SECURITIES                                   27
     Common Stock                                           27
     Preferred Stock                                        28
     Transfer Agent                                         28
LEGAL MATTERS                                               29
EXPERTS                                                     29
INTEREST OF NAMED EXPERTS AND COUNSEL                       29
INDEMNIFICATION                                             29
INDEX TO FINANCIAL STATEMENTS                               31
FINANCIAL STATEMENTS                                       F-1

                      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                      --------------------------------------------

PROSPECTUS

                              ALPINE AIR EXPRESS, INC
                          905,908 Shares of Common Stock
                                (par value $.001)

The 905,908 shares (the "Shares") of Common Stock, par value $.001 (the "Common Stock") of Alpine Air Express, Inc., a Delaware corporation ("Alpine") are offered by certain Selling Stockholders (the "Selling Stockholders"). See "Selling Stockholders" on page 22. The expenses of the offering, estimated at $50,395, will be paid by Alpine.

Alpine is applying for trading of the Common Stock on the National Association of Securities Dealers' Electronic Bulletin Board under the proposed symbol "ALPN." There is presently no public market for the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk.  You should purchase shares
only if you can afford a complete loss of your investment.    See "Risk
Factors" on page 4.

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 The date of this Prospectus is _______, 2000.

No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Alpine. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this Prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Alpine since the date hereof.

                            ADDITIONAL INFORMATION

Alpine has filed a Registration Statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Alpine and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. Alpine will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to Alpine at 3450 West Mike Jense Parkway, Provo, Utah 84601, telephone (801) 373-1508.

Upon effectiveness of the Registration Statement Alpine will be required to file reports and other information with the Commission. All such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Alpine intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Alpine may determine.

                              PROSPECTUS SUMMARY

The following is a summary of the information, financial statements and the notes included in this Prospectus.

Alpine............Alpine Air Express, Inc. ("Alpine") through its wholly owned subsidiary Alpine Aviation, Inc. is a scheduled cargo air carrier. Unless otherwise indicated, Alpine refers to both Alpine Air Express, Inc. and Alpine Aviation, Inc.

                  Alpine has been in operation since 1972 and under the current ownership and management since 1986. We transport packages, U.S. mail and other cargo in the western part of the United States. Currently, we fly between 19 cities in Arizona, California, Colorado, Montana, Nevada, New Mexico, Texas, Utah and Washington. We primarily deliver mail for the U.S. Postal Service. Our routes cover cities in the western part of the United States. Alpine leases 24 aircraft including 18 Beech 99 aircraft to carry cargo between cities. Our other planes are used for charter and pilot training.

Contact
 Information......The corporate offices of Alpine are located at 3450 West
                  Mike Jense Parkway, Provo, Utah 84601, and our telephone number is (801) 373-1508.

Revenue...........Recently Alpine has been enjoying increases in revenues.
                  The table below illustrates this growth for the fiscal years ended October 31:

              1995          1996         1997          1998          1999
              ----          ----         ----          ----          ----
Revenues   $7,050,026    $7,890,313    $7,247,812    $9,629,491    $12,477,816

Net income $   96,981    $  351,389    $  308,106    $  564,352    $ 1,756,484

The Offering:

Securities
 Offered..........905,908 shares of Common Stock-All by Selling Stockholders.

Risk Factors......Alpine is a small regional cargo air carrier and services one primary customer, the U.S. Postal Service. The loss of this customer would be devastating to our business. We do not have a public market for our securities and no support from major brokerage houses. Accordingly, as set forth in more detail, the securities offered involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See Risk Factors.

Common Stock
 Outstanding......11,000,000 shares-no additional shares will be issued by
                  Alpine in this offering.

NASD Electronic
 Bulletin Board
 Symbol
 (proposed)......."ALPN"

                               RISK FACTORS

     The Common Stock for sale is a speculative investment and very risky. You should especially consider these risk factors and the information in the rest of this Prospectus.

We have one major customer.
--------------------------
     Although Alpine has been profitable with increasing revenues, we receive approximately 80% of our revenue from the United States Postal Service ("Postal Service"). The loss of the Postal Service as a customer would have a long term, immediate and detrimental effect on Alpine's operations resulting in the inability of Alpine to continue business as it is now configured. This potential loss is heightened since all air cargo contracts with the Postal Service, including those of other carriers, are due to expire in September 2001.

     The Postal Service sets its contract terms in its Air Systems Contracts, which generally last for two or more years and covers all air carriers.
Alpine is covered under the Air Systems Contract-Regional which covers air carriers whose average flights are 500 miles or less. Every air carrier that meets the qualifications listed in the Air Systems Contract-Regional may ask the Postal Service to carry mail. The contracts are awarded based on performance, qualification and competitive pricing. Alpine presently has an excellent relationship with the Postal Service and has no reason to believe it would stop providing Alpine mail for transporting. This relationship could change, however, if additional competitors entered Alpine's market, particularly, if such competitors carry mail for the Postal Service as well and have similar sized aircraft.

There is no established market for our Shares.
---------------------------------------------
     Although this offering does not come within the normal definition of an initial public offering, there are many similarities that place purchasers of Shares offered pursuant to this Prospectus at particular risk. There is presently no public market for the Shares being offered. The Shares sold pursuant to this Prospectus will be the first shares available to the general public. This creates a situation where purchasers of the Shares of Alpine offered in the Prospectus do not have the ability to see how the market views the Shares over time. Additionally, the price of the Shares may be affected by the supply and demand principals far more than the price of securities which have an active trading market and have been listed over a period of time. Purchasers will be buying from a relatively small number of stockholders with the majority of Shares in the hands of only a few selling stockholders. If larger stockholders do not want to sell some of their position, prices could increase because of the demand being greater than available supply of Shares. This is often seen in initial public offerings resulting in the prices beginning to settle as supply increases. Unlike in the initial public offering, however, there is no underwriter with expertise to value Alpine. Here, the investor will make his or her own determination of price without the benefit of an underwriter's assistance.

We need money to expand.
-----------------------
    Alpine has reached the point at which additional aircraft, personnel and facilities will be needed to continue stable growth, expand operations and increase revenue. Alpine's current funds will not support extensive expansion due to the cost of planes. The turbo prop planes we plan to buy cost approximately $2,000,000 each and larger jets substantially more. Our expansion will be limited to one or two additional planes per year if we were to rely solely on our own funds from operations. Alpine's management has followed a policy of maintaining as little debt as possible so we can handle any downturns in business. Therefore, management will likely seek money to expand through the sale of additional Alpine securities. As Alpine has never raised money before through the sale of securities, our ability to raise equity capital is uncertain. Most likely, the sale of additional securities will dilute the percentage ownership of investors in this offering and may be at prices which are less than investors in this offering are currently paying.

Competitors are interested in entering our market.
-------------------------------------------------
     The domestic air cargo industry is fiercely competitive. There are relatively few barriers to entry. Currently, any carrier deemed fit by the U.S. Department of Transportation (DOT) is free to operate chartered or scheduled service between any two points within the U.S. and its possessions. As Alpine is a small cargo air carrier, the only barrier we can use to prevent competitors from entering into our market is the quality of service we provide.

     We have been successful in establishing profitable Postal Service routes desired by our competitors. Additionally, we are actively seeking additional Postal Service routes and contracts from integrated carriers such as Emery and
Federal Express.   As we attempt to expand and maintain our current market
share, we have to bid against competitors in the same market. Fortunately, the Postal Service has been satisfied with our service and no competitor has attempted to compete with us on our routes. However, other larger air cargo carriers enjoy the same relationship with the Postal Service and may have more clout given their size. The Postal Service contracts are also awarded on a competitive bid process, taking into account prices charged as a factor in any award. Our competitors, most of which are substantially larger than us, can potentially offer lower rates in an effort to attain our routes. It is difficult for us to reduce our prices since the Postal Service is our major source of revenue.

We have a small fleet of older leased aircraft.
----------------------------------------------
     We lease our planes on month to month contracts from CLB Corporation, a company controlled by our CEO and largest shareholder. If CLB ever decided to sell the planes or to change the amount we pay for the planes, our bottom line would severely be affected. Many of the planes we use and those optimal for the type of routes and cargo we carry have become difficult to obtain. Should we lose our leases, it would take months to be back in operations. In an effort to mitigate this risk, we have asked for and received a written option to buy CLB. (See: "Business.")

Increasing fuel costs reduces profitability.
-------------------------------------------
     One of Alpine's principal cost components is fuel. The cost and the availability of fuel are subject to many economic and political factors occurring throughout the world. Alpine has no agreement with any fuel supplier ensuring the availability of fuel; nor have we entered into any hedging transactions to assure the price of fuel. Alpine's contract with the Postal Service provides for quarterly adjustments on fuel cost which the Postal Service absorbs. Between adjustments, Alpine must bear the cost of any fuel increases. On non Postal Service cargo, we are limited from increasing our prices from competitive pressures and often absorb any fuel cost increases. The recent rise of fuel cost is evidence that our profitability will be reduced by increased fuel cost.

We have high fixed costs.
------------------------
     As is characteristic of the air cargo industry, Alpine is subject to a high degree of operating leverage. The revenues generated from a particular flight vary directly with the quantity of cargo carried. However, since fixed costs comprise a high proportion of the operating costs of each flight, the expenses of each flight do not vary proportionately with the amount of cargo carried. Accordingly, any sustained decrease in the amount of cargo carried or increase in operating costs that is not offset by higher rates and increased cargo could have a material adverse effect on Alpine's financial condition and results of operations.

New packaging dynamics reducing profitability.
---------------------------------------------
     Although e-commerce has increased the amount of cargo being hauled by airlines, the nature of this cargo has created problems. The cargo industry, particularly air freight, is based on a weight measurement to determine cost to ship a package. Unfortunately with the nature of the goods being ordered over the internet, and the way in which the goods are packaged, weight measurements do not coincide with the amount of space the packages are taking up in a plane. As a result many of these packages take up substantial volume, yet are very light consisting mostly of packaging material. This disparity in size vs. weight can reduce the available cargo space and thus effect the
amount of money made per flight.   Some integrated carriers which have the
clout to demand changes have started changing the way customers are charged for a package or refuse certain customer requests to carry their cargo. Since we are tied to the Postal Service, we do not have the clout to change the nature of billing an end client for the cost to haul a particular item. Until and unless, the Postal Service changes the way it charges customers, this will be a growing problem. There are currently no indications the Postal Service will changes its pricing structure. Although this size vs. weight issue has not yet proven to be a drain on our profitability, as the increase in e-commerce changes the nature of packages being carried, we expect the revenue made per plane will decrease as less cargo in terms of weight can be carried with large lighter package taking up available space.

We anticipate increasing costs.
------------------------------
     Management believes Alpine operates with lower personnel costs than many established air cargo carriers, principally due to a relatively junior work force and greater flexibility in the utilization of personnel. There can be no assurance that these advantages will continue to exist. Several factors indicate our personnel cost may increase. Management anticipates Alpine's personnel costs will increase as our work force gains seniority and salary structure matures in response to profitability. The pilots and mechanics at other airlines, whether passenger or cargo based, are heavily unionized. Presently, our employees are not unionized. Unionization of our employees if implemented, would restrict our flexibility in dealing with the employee groups, resulting in a material increase in our labor costs. If unionization efforts are successful, we may be subjected to risks of work interruption or stoppage and incur additional expenses associated with union representation of our employees. There is also a shortage of pilots in the marketplace. Given the size and nature of our business, we tend to be the first job for many pilots after obtaining their commercial license and meeting our minimum flight time requirements. As these pilots gain experience, they are attracted to the major airlines that hire our pilots after they reach certain levels of experience. Even with increasing salaries, most of these pilots would leave for the long term security and job potential of being with a larger carrier.

Accordingly, finding qualified employees, particularly pilots, will continue to be a problem for us and will keep training costs high. We try to build our projections anticipating certain attrition levels, but unforeseen factors will often result in higher attrition. Any increase in the rate of attrition beyond our projections results in difficulty servicing our current contracts and expanding. In addition, as the size of the Company's workforce increases, the cost of attrition may become relatively greater since it may become more difficult for the Company to attract and train sufficient numbers of qualified personnel. As pilots become younger with less experience, the potential for a plan crash also increase even with our training requirements. This potential may cause our insurance rates to increase. As an air cargo company, we already have fairly high insurance rates resulting from the potential damage and loss of like which a plane crash may cause. Additionally, workers compensation rules are changing which is requiring we pay more for our pilots who are subject to varying rules depending on which state they may be in on a particular trip.

Government Regulations limit the percentage of our Shares that can  be owned
----------------------------------------------------------------------------
 by non-U.S. citizens.
---------------------
     Pursuant to law and DOT regulation, Alpine must be effectively controlled by United States citizens. In this regard, Alpine's president and at least two-thirds of our board of directors must be United States citizens and not more than 25% of our voting stock can be owned by foreign nationals (although subject to DOT approval the percentage of foreign economic ownership may be as high as 49%). Alpine's amended by-laws contain a provision designed to ensure that the amount of voting stock beneficially owned by foreign nationals will not exceed 25% of the total outstanding stock of Alpine. Under such by-law provision, (i) transfers of shares of Alpine to foreign nationals may not be made if the transfer would result in the ownership of stock by foreign nationals exceeding 25% of the total outstanding stock of Alpine and (ii) if the stock of Alpine is in fact transferred to a foreign national in such circumstances, the holder of such stock shall not be entitled to vote or to have any other rights except the right to transfer the stock to a citizen of the United States. Although we have adopted procedures to ensure that no more than 25% of our voting stock will be owned by foreign nationals and will make every effort to ensure that a foreign national will not forfeit any of his or her operating rights by virtue of foreign ownership, there can be no assurance that foreign ownership will not exceed such 25% threshold. The limitation on foreign investment may also affect our stock price by reducing potential buyers.

We are subject to other extensive government regulation.
-------------------------------------------------------
     The Airline Deregulation Act of 1978, as amended, eliminated most domestic economic regulation of passenger and freight transportation. However, the Department of Transportation and the Federal Aviation Administration (FAA)
still exercise certain regulatory authority over air carriers.   The DOT
primarily regulates passenger airlines and we have little dealings with them.

     The FAA regulates flying operations, including establishing personnel, aircraft and security standards. Many of these same requirements are also set forth in our contract with the Postal Service. As part of that oversight, the FAA has implemented a number of requirements that Alpine must incorporate into our business. These matters relate to, among other things, inspection and maintenance of aircraft, pilot training, and supervision. Alpine must prove to the FAA that it complies with Part 135 and other regulations before we can begin operations. Noise restrictions exist at many airports. Alpine's current aircraft comply with these restrictions if operated correctly.

     Alpine is currently licensed as a carrier under Part 135 of the FAA Regulations, but intends as soon as practicable to obtain operating authority under Part 121 of those regulations. Part 121 operating authority would permit Alpine to operate a larger and more efficient class of aircraft, such as the Boeing 727. Obtaining a Part 121 authority is a lengthy and expensive process, and is by no means assured.

     Our future results may vary based upon any actions which the governmental agencies with jurisdiction over our operations may take. These include the granting and timing of certain governmental approvals, restrictions on competitive practices, the adoption of regulations impacting maintenance standards, and the adoption of more restrictive locally-imposed noise restrictions.

Investors may experience difficulty in selling our stock.
--------------------------------------------------------
     Alpine's Common Stock does not meet the current NASDAQ listing requirements for the SmallCap(R) Market because it does not have 300 shareholders or an established bid price of $5.00. Until Alpine is able to satisfy NASDAQ's requirements for listing, trading of the Shares of Common Stock will be conducted on the NASD's OTC Bulletin Board, established for securities not meeting the NASDAQ SmallCap(R) Market listing requirements. Generally, companies listed on the bulletin board do not have the liquidity ability or investor following of NASDAQ companies. Consequently, the liquidity of Shares could be impaired. This is not only in the number of securities which could be bought and sold, but also potential delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Alpine resulting in lower prices for Shares than might otherwise be attained.

Our CEO owns the majority of our shares and controls our operations.
-------------------------------------------------------------------
     Management, specifically our CEO, Eugene Mallette, owns 85% of the outstanding shares of Common Stock. Current management will be able to elect all the board of directors and otherwise control Alpine and its operations. Mr. Mallette also is the primary contact person with the Postal Service and owns, through various entities all of the planes we use. See "Management."

     Mr. Mallette's role is critical to the success of Alpine. If something were to happen to Mr. Mallette, it is foreseeable that Alpine would suffer from a downturn in business until a suitable replacement could be found and relationships established.

Risks associated with forward-looking Statements.
------------------------------------------------
     This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to Alpine's future marketing efforts and the future economic performance of Alpine. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of Alpine to comply with our Part 135 license and obtain a Part 121 license, (ii) the ability of Alpine to market our services at competitive prices, (iii) the ability of Alpine to attract and retain trained personnel, (iv) the ability of Alpine to obtain required financing for our future operations, (v) success of Alpine in forecasting demand for our services, and (vi) the ability of Alpine to maintain pricing and thereby maintain adequate profit margins.

     The forward-looking statements herein are based on current expectations involving a number of risks and uncertainties. Such forward-looking statements are based on the assumptions described in the preceding paragraph. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, which are difficult or impossible to predict accurately and many of which are beyond Alpine's control. Accordingly, although Alpine believes the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in Alpine's business and operations which could cause Alpine's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in maintenance, fuel or labor costs, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects. Periodic revisions must be made to reflect actual conditions and business developments; the impact of which may cause Alpine to alter our marketing, capital investment and other expenditures, which may also materially adversely affect Alpine's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by Alpine or any other person that Alpine's objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                                DIVIDEND POLICY

     Alpine Air, prior to its merger with Riverside, paid $1,000,000 in dividends for the 1999 fiscal year. This was a one time dividend and we do not intend to continue such a practice in the near future. Alpine currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                         MARKET PRICE OF COMMON STOCK

     Prior to this Offering, there has been no public market for the Alpine's Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. Alpine will seek a market maker to apply to have Alpine's Common Stock included for quotation on the NASD's Electronic Bulletin Board on the effectiveness of Alpine's registration statement. There can be no assurance that the market maker's activities will be continued, or that an active trading market for the Common Stock will be developed or maintained. The future market price of the Common Stock may be highly volatile. There is no public market for Alpine's stock. Alpine is registering 905,908 shares which will be the only shares able to be sold to the public. The remaining 10,171,175 shares will be eligible to be sold under Rule 144 in June 2001. The Company's common stock has never been traded. As of August 15, 2000, there were approximately 111 record holders of Company common stock.

                                  BUSINESS

Background
----------
     Alpine Aviation, Inc., a Utah Corporation ("Alpine Aviation"), was organized in 1975 and has been operated by the same management since 1986. On June 12, 2000 Alpine Aviation entered into an Agreement and Plan of Reorganization with Riverside Ventures, Inc. pursuant to which Riverside Ventures, Inc. ("Riverside") acquired all of the outstanding shares of Alpine Aviation in exchange for 9,895,000 shares of Riverside common stock making Alpine Aviation a wholly owned subsidiary of Riverside. The 1,000,000 shares of Riverside outstanding prior to the acquisition were unaffected. Riverside changed its name to Alpine Air Express, Inc. Collectively, we refer to the combined entity of Alpine Air Express and Alpine Aviation as "Alpine."

     Riverside was formed in April 1994. Riverside has had no business operations since its formation and has been actively looking for a business with which to merge or acquire.

     Alpine is an air cargo operator, transporting mail packages and other time-sensitive cargo between 19 cities in the western portion of the United States. Alpine began its operations in the 1970's with the intent of being a regional charter and cargo carrier. After present management acquired control in 1986, Alpine began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry. Throughout most of the 1990's, Alpine has focused more and more on hauling mail for the Postal Service because of their favorable contracts, routes and payment practices.
As a result of this focus, approximately 80% of Alpine's revenues now come from the Postal Service.

Industry overview
-----------------
     The package delivery or cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains and the implementation of enterprise software and internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success. Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor larger companies with integrated services.

     Customers increasingly focus on the timing and predictability of deliveries rather than the mode of transportation. As customers re-engineer the total distribution process, which includes order processing, administration, warehousing, transportation and inventory management, they are attempting to reduce the most expensive and fastest growing component inventory carrying costs. Time-definite transportation, which is no longer limited to air express, has become a critical part of just-in-time inventory management and improving overall distribution efficiency.

     Technology advances have made it easier for companies to analyze and compare distribution options. Rapid advances in technology have also helped move the traditional business model in which manufacturers "pushed" products into the supply chain, often based on incomplete information, toward a model where end-user demand "pulls" products into the supply chain. This evolution has placed greater demands on transportation systems for visibility of information at all stages of the order/delivery process, because time-to-market is becoming a key component of financial and operating success. As a result of these changes, individual shipments are generally smaller but more frequent and a greater proportion of products is being delivered directly to end-users, particularly as e-commerce takes hold. Customers expect high performance levels and broad product offerings as they seek to optimize supply chain solutions.

     Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. Time-definite service has grown from 4% of the U.S. parcel delivery market in 1977 to over 60% today. Time-definite service has grown from just under 10 billion revenue ton miles in 1989 to over 14 billion revenue ton miles in 1997, for a compound annual growth rate of 4.3%, while charter, scheduled mail and scheduled freight have remained relatively flat during that period. Internationally, however, time-definite service represents only 6% of the parcel delivery market, demonstrating the potential for substantial growth.

     The key U.S. industry trends are:

     There has been dramatic growth in the utilization of e-commerce by both consumers and businesses for the transfer of goods. Consumers who use the internet for home shopping and other services shop across borders and require global delivery capabilities. According to Forrester Research, $80 billion in goods were purchased globally over the internet in 1998, and this figure is expected to reach over $3.2 trillion in 2003. Of this $80 billion, 80% to 85% represented business-to-business sales, with the remainder representing business-to-residential sales.

     Customers are demanding increasingly complex supply chain management solutions that require more sophisticated information technology systems. Major manufacturers require increased precision in delivery time, and customers demand precise tracking and timely information about potential service disruptions.

     Industry Consolidation. The industry has become increasingly dominated by large integrated carriers such as FedEx and UPS that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale, particularly in Europe, due to the following factors:

     the need for global distribution networks, large vehicle fleets, global information technology systems and the resources necessary for their development or acquisition;

     customers' desire for integrated services;

     high growth in the international and cross-border delivery segments;

     deregulation of European delivery markets.

     Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies. Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide. Statistics compiled by Boeing Aircraft Company indicated air cargo traffic will nearly triple by 2017. We feel with the growth in cargo and with e-commerce taking hold, the need for companies like Alpine will only continue to expand. We offer the ability to deliver mail and cargo to smaller markets without the associated capital cost.

Routes and Delivery
-------------------
     Alpine currently has 20 routes covering 19 western cities in 9 states. Most routes are flown every day and some several times a day. In fiscal 1999, Alpine transported 9,360 tons of cargo. The largest component of Alpine's cargo mix is U.S. mail, which accounted for approximately 80% of our fiscal 1999 revenue. Alpine's delivery commitment on U.S. mail and most of the cargo ranges from one to four hours. Alpine has consistently garnered awards from the U.S. Postal service for timeliness ranking in the top 10% of all contract carriers for the Postal Service.

     Alpine services its routes with 18 aircraft which are smaller turbo-prop planes. Currently, the largest planes in our fleet are Beechcraft 99 which hold 3,000 pounds of cargo. The Postal Service delivers and picks up all cargo we carry at the plane, unless separate arrangements have been made. The Post Office delivery and pick up plane side enables us to reduce our cost.

Expansion Strategy
------------------
     Our current routes could support additional and larger planes. To meet this need, we have located, and made an offer to purchase up to fifteen Beechcraft 1900's along with their spare parts inventory. The Beechcraft 1900 is typically configured for 5,400 pounds and 611 cubic feet of cargo capacity. The Beechcraft 1900 is an all-weather aircraft powered by twin, PT-6 Pratt Whitney turbo props. It has a range of about 800 statute miles and enjoys a sound reputation for safety. Acquisition of the Beechcraft 1900 will increase the total cargo capacity of the Company's aircraft from 54,000 pounds to 135,000 pounds per day, an increase of 150%. With these aircraft, Alpine will be able to bid on additional Postal Service routes and also try to receive some of the contract hauling contracts from integrated carriers like FedEx and Emery. The additional advantages of the Beechcraft 1900 include allowing us to carry more freight on routes increasing our economies of scale since it does not cost much more to operate than our current planes.

     The offer is for a purchase price of approximately two million dollars ($2,000,000) per plane payable at delivery. Our offer was accepted in July 2000. Presently, management has made the decision that Alpine will assign its rights to purchase the planes to Eugene Mallette. Mr. Mallette, in turn, has agreed to purchase the planes and lease them back to Alpine on similar terms as our other leases. The decision was made to transfer the purchase rights to Mr. Mallette because management did not want Alpine to take on the debt associated with the planes. We have agreed to loan Mr. Mallette $1,000,000 towards the down payment on the planes. As part of the terms of this loan, Alpine will receive an irrevocable option to purchase the planes from Mr. Mallette during the time the note remains unpaid. The purchase price will be the fair market value on the date the option is exercised. Alpine is hopeful that it will be able to sell our equity in the future to buy the planes. In the meantime, Alpine is maintaining its flexibility in having the ability to use the planes without the burdensome debt associated with the planes.

    Alpine is also seeking potential acquisitions in the western portion of the United States which would add planes, additional contracts and additional maintenance facilities at a location which would be able to serve our routes. Presently, Alpine does not have any agreements to acquire any other cargo companies. Alpine has talked to its competitors in our region to see if any are interested in being acquired by Alpine. So far, all talks are in the early/development stages and no agreements are anticipated until Alpine is finished with the registration of its securities and has its shares of Common Stock listed for trading. Even then, Alpine anticipates a potential seller would want to wait a period of time to see how shares of Alpine's Common Stock are valued by the marketplace.

Ancillary Services
------------------
     Our Provo, Utah base contains a fixed base operation. Our fixed base operation operates a flight school, sells aviation fuel, provides catering and charter services, performs "outside" maintenance, and houses a training facility for our captains and first officers. Our operation has grown to the point the fixed base operation has become a drain in terms of the time to manage and in trying to handle third party needs in conjunction with our own needs for maintenance and training facilities. We have therefore entered into an agreement to sell the fixed based operation and concentrate our resources, which would stay with Alpine on our own maintenance and training needs. The sales agreement is for a sales price of $620,000 subject to certain lease backs and offsets. Included in the lease backs and offsets is (i) a $25,000 lease of property from purchaser to Alpine to use for an office and hangar through January 31, 2001, (ii) an estimated $60,000 credit on inventory and fuel which will be provided to Alpine, (iii)a $190,000 into plane fuel credit to Alpine, and (iv) approximately $60,000 credit to Alpine against another lease held by purchaser which will be transfer to alpine. As a result of the various offsets and credits, Alpine should receive approximately $285,000 in cash.



     We do not anticipate a significant change in earnings as a result of its sale to a third party. In recent years, our own expansion has resulted in most of the fixed base operation being directed to the maintenance of our own planes.

Employees
---------
     The Company has 64 employees including 7 in administration and 57 in flight operations which includes 19 pilots. No employees belong to any labor union.



Facilities
----------
     Alpine leases all of its real property, exclusive of buildings. Alpine leases 41,496 square feet at the Provo Municipal Airport under a lease that expires in 2013. The lease calls for monthly payment of $572.80. The buildings on the lease grounds are the property of Alpine. These facilities are not large enough to handle current and future needs and Alpine has tentatively leased additional property at the airport under a proposed lease that would expire in 2040. Under the terms of the proposed lease Alpine will pay a monthly lease rate of approximately $800. We intend to build new facilities on this property to meet our current and future operational needs. We have entered into a contract to sell our current facilities and assign the current lease to a third party. Until the new facilities are complete, we
intend to lease back our current facilities.   Presently, we estimate the new
facilities will be completed around February 2001 at a cost of up to $1,000,000.



     We also lease a 10,403 square foot hangar in Billings, Montana at a lease rate of $14,980 per year. This lease expires on October 31, 2002, if not renewed by mutual consent.

               MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATIONS

General
-------
     Since the mid 90's, Alpine has been profitable with consistent revenue. Net profits have ranged from a low in 1995 of $96,981 on revenue of $7,050,026 to net profits of $1,756,484 in 1999 on revenue of $12,477,816. We believe this increase in revenue and more importantly net income is the result of focusing on our primary customer, the Postal Service. The focus on the Postal Service comes after pursuing various avenues in the aviation industry. We have tried to be a charter carrier, passenger carrier and support integrated cargo carriers. We discovered in each of these avenues that a small carrier such as Alpine has little negotiation capabilities and is at the discretion of the larger carriers and customers as to terms of payment. This placed substantial burden on our ability to meet our own financial needs, much less grow. Although these other markets could be profitable, certain dynamics such as size and steady cash flow had to be achieved before entering them.
After analyzing the various options available, we determined that until a certain size was reached, we should focus on government contracts, specifically the Postal Service.

     The Postal Service offered us the ability to have a consistent, reliable source of revenue and immediate payments helping to solve cash flow problems
we previously faced.   The Postal Service also had need for a carrier who
could expand in the western portion of the United States and would meet certain customer service goals such as on-time performance, which is critical to the Postal Service. By focusing our efforts to satisfy the needs of the Postal Service, we have been able to build a strong relationship resulting in our expansion to 20 Postal Service routes.

     While we will continue to focus on maintaining our Postal Service contracts and feel confident we will be able to acquire additional Postal Service routes, there is always the possibility that someone will enter our market area and take some of these routes. However, there is no indication,
at this time, that any other parties are trying to do this.   We believe our
relationship with the Postal Service is strong enough to maintain our current relationship, at a minimum.

     Since we now have the established revenue flow from our Postal Service routes, we would like to go after some of the cargo business we were not able to handle before, including providing carrier services to integrated carriers such as FedEx and Emery. Many of these integrated carriers use local airlines to carry the integrated carriers cargo between smaller markets where the economics do not make sense for them to devote manpower and planes. These routes, however, are profitable to a carrier with the right structure. We have proven the profitability of servicing these smaller markets through our work with the Postal Service and now feel we can grow our business by offering the same quality service to the integrated carriers, freight forwarding companies and non-integrated domestic, international and regional cargo companies. We anticipate it will take time to develop material contracts with integrated carriers and freight forwarders. Most of these companies already have existing relationships with air cargo companies.

Plan of Operation
-----------------
     We have been successful in steadily increasing revenue and net income. Over the next year we anticipate a new Postal Service contract being announced which, based on current discussions, should be on similar terms as the existing contract. We have no reason to believe we would not receive our current routes and are hopeful that as the amount of mail continues to increase we will be able to receive additional routes in the western portion of the United States which can be serviced from our current facilities.

     We do intend to acquire, through lease or purchase, additional planes to meet increasing demand and allow us to bid on additional work. Management has consistently maintained a policy of low debt ratios so we will not finance these planes with heavy debt. We anticipate using existing cash flow and potentially selling equity in Alpine to make up any other sums needed. A third alternative and one we most likely will use in the short term, will be to rely on the financing provided by Eugene Mallette who, through CLB, owns the other planes we use. Mr. Mallette has indicated a willingness to purchase the planes and lease them back to Alpine on similar terms to the current CLB agreements. Mr. Mallette has stated he has the financing to purchase up to 15 additional planes.



    We are in the process of building new facilities at our Provo, Utah headquarters. These new facilities will serve as our corporate offices,
maintenance and training facilities.   We have entered a contract to sell the
current facilities in Provo, Utah. The proceeds from this sale will help pay for the new facilities as well as offset some lease and fuel expenses. The cost of the new facilities in excess of the proceeds received from the sale of the current facilities will be paid from our current capital and ongoing revenue. The facilities will be at the Provo Airport and be built on grounds leased from Provo City. The lease will be for 40 years, and like our current lease be for a fairly nominal monthly rent.



Liquidity and Capital Resources
-------------------------------
October 31, 1999
----------------
     In reviewing our financial position, we have focused on Alpine Aviation's operations prior to the merger with Riverside. We have treated the merger as a "reverse acquisition" and we are changing year ends to October 31 to match Alpine Aviation's.



     Financially, Alpine is experiencing its best times since inception. For the fiscal year ended October 31, 1999, we had record profits that left Alpine with current assets of $4,432,199 compared with current liabilities of $1,039,501 and little long term debt. With a working capital surplus of $3,392,698 we are positioned to complete the building of our new facility in Provo, Utah which we anticipate costing around $1,000,000. We only anticipate having to expend approximately $600,000 out of existing funds once we complete the sale of our existing facility. Even if the sales contract for our current facility does not close, our budget will be able to handle the in-house
financing of the new facility until a new buyer could be found.   We do not
anticipate any problems with liquidity in the upcoming year. Revenues should exceed the previous years, resulting in additional cash to fund operations and expansion.

     The only expenditures anticipated besides the new facility are for additional cargo aircraft. Management anticipates following its existing practice of not incurring large amounts of long term debt. Accordingly, if the planes cannot be financed out of existing revenue, management will seek alternatives. Hopefully, we will raise the necessary capital through the sale of equity. If not, Eugene Mallette has indicated a willingness, through other entities he controls, to purchase the planes and lease them back to Alpine. The lease terms would be similar to the ones currently being paid on our other planes which are also leased from an entity controlled by Mr. Mallette. We believe these terms to be very favorable.



July 31, 2000
--------------
     As of July 31, 2000, our working capital surplus improved to $5,989,274, with current assets of $6,923,353 and total current liabilities of approximately $934,079. We feel good about the $2,596,576 increase in working capital since October 31, 1999, particularly since we paid $1,000,000 in dividends during the quarter ended April 30, 2000.

     We believe the next quarter should produce similar results leaving us with a strong financial position for the next twelve months. Even with anticipated expansion, the operations are producing enough cash flow that our business should continue to remain profitable, as long as our Postal Service routes continue.



Results of Operation
--------------------
October 31, 1999
----------------
     Our last fiscal year was our best year ever in terms of revenue and net income. Revenue for the fiscal year ended October 31, 1999, was $12,477,816 which represented an increase of $2,848,325 or 30% over the $9,629,491 in revenue for the same period in 1998. More importantly, net income increased almost 211% to $1,756,484 for the fiscal year ended October 31, 1999, from $564,352 received in 1998.

     The increase in net income was the result of increased loads and expanded route system resulting in better utilization of planes and pilots. We consider these results even better than expected given the high fuel cost we had to pay in 1999 and continue to pay today. As we are able to expand routes, net income should continue to increase given our ratio of fixed cost to variable cost.

     Our contract with the Postal Service more than made up for the higher fuel cost as they awarded us expanded routes increasing from 12 routes in 1998 to 19 in 1999. These increased routes allowed us to utilize our planes and pilots more efficiently. This additional revenue offset the increased variable cost of fuel and maintenance. We anticipate that fuel costs will remain about the same for this year, somewhere near $1.65 per gallon on average.

     One advantage we have over other carriers is the Postal Service contracts have a fuel expense increase clause. This clause automatically increases the amount the Postal Service pays us when fuel costs increase, making adjustments every quarter. Accordingly, as fuel costs go up, we generally only experience a quarter lag time before we begin to be paid at a higher rate.

     Wage expense increased by $524,267 for a couple of reasons. First, our business expanded which required we hire additional pilots to fly the new routes. However, a major increase came from bonus to our employees and management. To show our appreciation to our employees, we gave them part of a "bonus" received from the Postal Service. The bonus was for our on-time performance being in the top 10% for all regional carriers. This bonus was $135,949 for 1999. To show our appreciation for our employees making this bonus possible, we passed along $66,200 of the bonus to the employees. Unfortunately, the Postal Service will not be offering a performance bonus until September 2001, at the earliest. They have indicated other incentives will be built into the new contract but at this time we do not know how these new incentives of the contract will affect our revenue. The other major increase in wages related to bonuses to officers of $265,000.



     One factor we anticipate will change in upcoming years is the revenue received from our fixed based operations. We do not feel it makes long term economic sense to continue to operate our fixed based operations for third party use. Last year, the fixed based operation contributed about $654,000 to our revenue. However, for the last nine months, the fixed based operation operated at a loss. Accordingly, we have decided to refocus our resources by selling the fixed based operation. We will transfer the personnel used in the fixed based operation to maintenance of our own planes and to other administrative needs.

July 31, 2000
--------------
     For the nine months ending July 31, 2000, operating revenue increased to $12,662,788. This was a $3,669,163 increase over the same period in 1999 when revenue was $8,993,625. More importantly, our operating income increased to $3,284,408 from $2,864,992 for the nine months ending July 31, 2000, as compared to July 31, 1999. Net income after taxes was $2,120,034.

     Management is pleased with these numbers and feels they show how well we have been able to expand operations and maintain our expenses. Except for those variable costs related to the increase in operations, expenses remained fairly constant from prior periods. As expected flight operations, maintenance and rental expenses increased as we added flights. These increases, however, were more than offset by the additional revenue generated. One factor that reduced profits for the last nine months was the expenses associated with the reorganization with Riverside. Although only $150,000 in cash was spent, the advisors and consultants hired by Alpine received shares of Alpine which were valued at $1,430,250, based, in part, on prior business evaluations received by Alpine. Without the reorganization expenses, operating income before tax would have increased to $4,864,658 for the nine months ended July 31, 2000.

     As a result of management's efforts to maintain cost and expand operations, our profit margin on operating income, excluding the one time expense associated with the reorganization, increased to almost 40% from 31% from the prior nine month period. Management feels these profit margins are reflective of future results if we are able to continue to expand operations.

    For the nine months ended July 31, 2000, general and administrative expenses expanded as we continued to reward employees with payroll bonuses. We do not anticipate paying large bonuses as we move forward. In the past as
a private company, bonuses were the best way to reward management.   Now, as
we move into more of a public company, we plan on creating an option plan to link management's performance with increasing shareholder value. As we branch out into different revenue sources and reduce our dependency on the Postal Service, we would anticipate that profit margins on the new business would not be as favorable, at first, as new routes have to be developed, and additional planes and personnel added.

    We also will reduce some expenses completely in the future. Flight instruction and rentals which were $426,212 expense item will no longer be incurred once we sell our fixed base facility. This will also remove $283,256 in revenue from these items. Management feels the reallocation of these resources will be a positive effect to our operating profits. Particularly when considering the maintenance on the aircraft and the managerial time devoted to these marginal revenue activities.



                              MANAGEMENT

Directors and Executive Officers
--------------------------------
     The members of the Board of Directors of Alpine serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Alpine.

Name                     Age         Position            Held Position Since
----                      --         --------            -------------------
Eugene R. Mallette        51         Chairman and CEO           1986
Bill Distefano            53         President and Director     1982
Leslie Hill               46         Chief Financial Officer    2000
Max Hansen                51         Secretary/Treasurer
                                     and Director               1986
Charles L. Bates          76         Director                   2000
Richard A. Rowack         52         Director                   2000


     Mr. Mallette began his career with Alpine in 1979 as its Sales Manager, then became General Manager later in 1979. He became Chief Executive Officer and Director upon acquiring Alpine in 1986. Prior to his employment by Alpine, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971. Mr. Mallette holds a private pilot's license and maintains proficiency in many of the Company's aircraft types. He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

     Bill Distefano has been Director of Maintenance for Alpine since 1972. He became a director in 1986 and president in 1992. He holds an Aircraft and Engine Repair Certificate and an Airframe Inspector certificate from the FAA.

     Leslie Hill has been our accountant since 1998 and named Chief Financial Officer in 2000. Prior to 1998, Ms. Hill was employed by Sendsations Card Company as controller. She received a Bachelor of Science degree from Brigham

Young University in 1991. In 1999, Ms. Hill received the "Outstanding Achievement Award" from the Dale Carnegie Foundation in Salt Lake City, Utah.

     Max Hansen has been a director since 1986. He has been practicing law since 1976 and has had his own firm, Max A. Hansen & Associates, P.C. since 1980. Mr. Hansen provides legal services to Alpine. From 1988 to 1989, he was President of the Montana Bar Association and is currently a member of the American Bar Association House of Delegates. From 1982 to 1987 he was also Chairman of the Police Commission of Dillon, Montana. He was an instructor at Western Montana College of Law from 1980 to 1987. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court. He received a JD degree from the University of San Diego in 1976, where he was a member of law review, and received a BA in Political Science from Carroll College.

    Charles L. Bates was named a director in 2000. Mr. Bates is currently retired. He received a Bachelor of Science degree with honors in Mechanical Engineering from Northeastern University in Boston. Mr. Bates has been founder and president of the Valtek Company, a producer of high pressure automated valves, with manufacturing operations and offices in Utah, Alberta, Canada, Houston, Los Angeles, Melbourne, Auckland, New Zealand and Japan. Valtek products are also manufactured under license in England, Brazil, South Africa and Indonesia. In 1978, Valtek was named "Growth Company of the Year", by the National Association of Investment Clubs. In 1976 the Small Business Association named Mr. Bates the "Utah Businessman of the Year" and in 1977 he was recognized as "Utah's Outstanding Practicing Engineer" by the Utah Engineering Council. Mr. Bates served as a Member of the Board of Directors of the National Association of Manufacturers and the Utah Manufacturers Association. He was a Vice-President of the Utah Foundation and has served as the President of the Utah County Unit of the American Cancer Society. He is a former President of the Fluid Controls Institute and the Salt Lake City Chapter of the Instrument Society of American. He is a member of the National Council of Northeastern University and is a member of the Board of Directors of Daw Technologies, Inc. and was a member of the board of directors of Duriron Co.

     Richard A. Rowack was named a director of Alpine in 2000. Mr. Rowack has been employed by Republic Financial Corporation since 1988 working in their international commercial aircraft group. Republic Financial Corporation is focused on the acquisitions, sales and leasing of commercial, transport category passenger and cargo aircraft. Mr. Rowack graduated from the University of Colorado in 1973 with a degree in Finance.

Executive Compensation
----------------------
     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine's last three completed fiscal years to Alpine or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 1999, the end of Alpine's last completed fiscal year):

                           Summary Compensation Table
                           --------------------------

                                                                   Long Term Compensation
                                                                   ----------------------
                                 Annual Compensation             Awards               Payouts
                                 -------------------             ------               -------
                                                         Other            Restricted
   Name and                                              Annual        Stock    Options   LTIP       All Other
   Principal Position    Year    Salary    Bonus($)    Compensation    Awards    /SARs    Payout   Compensation
   ------------------    ----    ------    --------    ------------    ------    -----    ------    -----------
   Eugene Mallette,      1999    $57,000   $400,000      $3,843           -        -        -              -
   CEO                   1998    $52,000   $300,000      $2,885           -        -        -              -
                         1997    $49,000       -0-       $2,947           -        -        -              -

   Bill Distefano        1999    $68,500   $204,178      $3,346           -        -        -              -
                         1998    $53,000   $ 72,500      $3,040           -        -        -              -
                         1997    $50,600   $ 59,000      $3,843           -        -        -              -


----------------------------
(1) At the fiscal year ends, Riverside sole officer, Jehu Hand, had received no compensation. The numbers provided are for Alpine Air, prior to the merger, as they provide the relevant information for the combined entities going forward.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information relating to the beneficial ownership of Alpine's Common Stock as of the date of this Prospectus by (i) each person known by Alpine to be the beneficial owner of more than 5% of the outstanding shares of Common Stock and (ii) each of Alpine's directors and executive officers. The Percentage After Offering assumes the sale of all Shares.

Name and Address of                           Percentage         Percentage
Principal Stockholders: (1)    Common Stock   Before Offering   After Offering
----------------------------   ------------   ---------------   --------------
Eugene R. Mallette              8,407,188(D)           76.43           75.39
3450 West Mike Jense Parkway      989,500(I)            8.99            8.99
Provo, Utah 84601 (2)

The Mallette Family Limited
 Partnership
3450 West Mike Jense Parkway
Provo, Utah 84601 (2)             989,500               8.99            8.99


Smith Consulting Services, Inc.
455 East 500 South, Suite 200
Salt Lake City, Utah 84111(3)     646,850               5.88            2.27

Officers and Directors:
----------------------------
Eugene R. Mallette, CEO
 and Director (2)                ----------------See Table Above-----------

Bill Distefano, President
 and Director                    491,979               4.47            4.47

Leslie Hill, CFO                    -                   -               -

Max Hanson, Director                -                   -               -

Charles L. Bates, Director          -                   -               -

Richard Rowack, Director            -                   -               -
                               ---------             ------          ------
All officers and directors
 as a group (6 persons)        9,888,667              89.89           88.86
                               =========             ======          ======

(1) Unless otherwise noted below, Alpine believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. Those shares owned directly are indicated by a (D) and those shares owned indirectly are indicated by an (I). Unless otherwise noted, shares are deemed to be owned directly.

                      [Footnotes continue on next page]

(2) The Mallette Family Limited Partnership is controlled by Eugene Mallette. For purposes of calculating Mr. Mallette's ownership, the family partnership is considered owned by Mr. Mallette. Mr. Mallette address is care of the Company. As part of this offering, Mr. Mallette is gifting 114,500 shares to various family members and friends. The percentage after offering incorporates these gifts.



(3) Smith Consulting Services, Inc. is listed as a selling shareholder and has indicated it intends to sell 326,925 shares and hold 319,925 shares after the offering. Smith Consulting Services, Inc. is a consultant to Alpine. SCS, Inc. is controlled by Karl Smith.



                             CERTAIN TRANSACTIONS

     This Prospectus offers shares of Common Stock of Alpine Air Express, Inc., a Delaware corporation which was originally organized under the name Riverside Ventures, Inc. by Jehu Hand, with minimal capitalization, to search for and make an acquisition of an operating company. Riverside issued 1,000,000 shares to Mr. Hand and other shareholders on organization on April 20, 1994. On June 12, 2000, Riverside Ventures, Inc. entered into an Agreement and Plan of Reorganization (the "Agreement") with Alpine Air, a Utah corporation majority owned by Eugene R. Mallette. Pursuant to the Agreement, Riverside acquired 100% of Alpine Air by exchanging 9,895,000 newly issued Riverside shares for all of the shares of Alpine Air, and Riverside changed its name to Alpine Air Express, Inc. The terms of the Agreement, including the terms of the share exchange, were determined by arm's length negotiation between Messrs. Mallette and Hand. These individuals and their companies respectively controlled by them had no relationship or affiliation prior to this negotiation.

     Alpine leases all of its aircraft from CLB Corporation which is owned by Mr. Mallette. The terms of these leases were approved by the independent directors of Alpine Air as fair and on the same terms as could have been obtained from non-affiliated parties. Alpine anticipates leasing three additional planes from another entity controlled by Mr. Mallette on similar terms as CLB's leases. During the fiscal year ended October 31, 1999, Alpine paid $2,960,048 to CLB in lease payments.

     Alpine has acquired an option to purchase CLB for $17,000,000. The purchase price will be paid for with shares of Alpine's Common Stock. Solely for purposes of the CLB transaction, Alpine's Common Stock will be valued at $3.40 per share. The option is for a period of two years. The purchase price was determined by the "blue book" value of the planes owned by CLB less any debt still owed on the planes. CLB has less than $840,000 in debt on its 24 planes.

    Alpine will enter into a $1,000,000 promissory note and irrevocable option with Mallette Family, L.L.C. ("Mallette"). The loan will be made to assist in the purchase of planes that are going to be leased by Alpine from Mallette. The note is for three years and at an interest rate of six and one half percent. The irrevocable option will give Alpine the right, during any period the note remains outstanding, to purchase up to four planes being acquired by Mallette. The purchase price of the planes will be the fair market value of the planes on the date of purchase. This transaction will be entered into to provide a means for Alpine to have the use of 15 Beechcraft 1900 planes without the related debt associated with the planes. It is hoped that Alpine will eventually obtain capital either from operations or the sale of equity securities to buy the planes. In the meantime, Mallette will be the owner of the planes and responsible for any related debt. The note was entered into on favorable terms to facilitate the purchase of the planes.

                               SELLING STOCKHOLDERS

     The shares of Common Stock of Alpine offered by the Selling Stockholders (the "Shares") will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Alpine and any Selling Stockholder is set forth below.

                                   Shares Beneficially         Percentage
Name and Address                        Owned                 Total Shares
----------------                    ------------------        ------------
Smith Consulting Services, Inc. (1)     326,925                   2.97
455 East 500 South, Suite 201
Salt Lake City, Utah 84111

Mark Anderson  (2)                      206,333                   1.88
4101 Tempview Drive
Provo, Utah 84604

Miscellaneous Shareholder (3)           258,150                   2.35

Mallette Giftees (4)                    114,500                   1.04
                                        -------                   ----
Total                                   905,908                   8.24
                                        =======                   ====


(1) SCS, Inc. is controlled by Karl Smith who has been acting as a consultant to Alpine in our merger with Riverside, Inc. SCS, Inc. has an additional 319,925 shares not being registered. SCS has indicated it has an agreement to transfer an additional 50,000 shares to David Nelson and up to 125,000 shares to Mark Anderson. SCS agreement to transfer the shares requires future consulting services be provided to SCS and its clients by Messrs. Nelson and Anderson over the next year.



(2) Mark Anderson has been acting as a consultant to Alpine and SCS in regards to our merger with Riverside, Inc., dealings with the Postal Service and the acquisition of additional planes.



(3) There were 104 shareholders of Riverside prior to its merger with Alpine Air. The miscellaneous shareholders represents the small shareholders of

Riverside along with business consultants, accountants and attorneys who received shares in Alpine for consulting, accounting and legal services.
There is presently 114 shareholders of Alpine. None of these stockholders has 1% or more of the shares of Alpine except as specifically noted in the above list.



(4) There are approximately 179 shareholders receiving shares from Mr. Mallette. All of these people are friends, family and business associates of Mr. Mallette and are receiving between 100 and 5,000 shares. These gifts are for benevolent purposes only. Alpine is registering only the distribution of the shares to these individuals and trust and not the shares subsequent resale into the public markets. Alpine will deem all the shares restricted in the hands of the new holders.


                             PLAN OF DISTRIBUTION

     Alpine has applied to have its shares of Common Stock registered on the NASD's Electronic Bulletin Board. Alpine anticipates once the Shares are trading on the Electronic Bulletin Board the Selling Stockholders will sell their Shares directly into any market created. The prices the Selling Stockholders will receive will be determined by the market conditions. The Shares may be sold by the Selling Stockholders, as the case may be, from time to time, in one or more transactions. Alpine does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the Shares.

     Commissions and discounts paid in connection with the sale of the Shares by the Selling Stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the Selling Stockholders will be borne by them. The Selling Stockholders and any broker-broker dealer or agent that participates with the Selling Stockholders in the sale of the Shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of Shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

    Alpine will bear all costs of the offering in registering the Shares but will bear no selling expense cost. Alpine will use its best efforts to update the registration statement and maintain its effectiveness for 120 days.

                            DESCRIPTION OF SECURITIES

Common Stock
------------
     Alpine's Articles of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock, $.001 par value per share, of which 11,000,000 shares were outstanding as of August 14, 2000. Alpine has no plans to sell additional shares of common stock at this time, but has the right to do so without shareholder approval. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Alpine, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock, if any. Holders of Common Stock have no preemptive rights to purchase Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock will be, when issued and delivered, fully paid and non-assessable.

Preferred Stock
---------------
     Alpine's Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

      Alpine's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Alpine considers it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in Alpine's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the Common Stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to Alpine's Common Stock or any other series of Preferred Stock which Alpine may issue. The Board of Directors may issue additional Preferred Stock in future financing, but has no current plans to do so at this time.

     The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Alpine.

     Alpine intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------
     The transfer agent for the Common Stock is Colonial Stock Transfer, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                  LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for Alpine by Max A. Hansen & Associates, P.C.

                                     EXPERTS

     The audited financial statements included in this Prospectus of Alpine Aviation, Inc. as of October 31, 1999 and 1998 and of Riverside Ventures, Inc. as of October 31, 1999, and 1998, have been audited by Squire & Company, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            INTEREST OF NAMED EXPERTS

     The legality of the Shares is being passed on by Max Hansen who is a director of Alpine. Victor D. Schwarz and Leonard Burningham have received securities in Alpine as payment of legal fees. Messrs. Schwarz and Burningham are "Selling Stockholders."

                                 INDEMNIFICATION

     Alpine has adopted provisions in its Certificate of Incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors to the full extent permitted under the Delaware General Corporation Law. Under Alpine's Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Alpine or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Alpine or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Alpine or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Alpine where indemnification will be required or permitted. Alpine is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Alpine pursuant to the foregoing provisions, or otherwise, Alpine has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Alpine of expenses incurred or paid by a director, officer or controlling person of Alpine in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alpine will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         INDEX TO FINANCIAL STATEMENTS

HISTORICAL FINANCIAL INFORMATION OF ALPINE AVIATION, INC.
  YEARS ENDED OCTOBER 31, 1999 AND 1998
  AND PERIOD ENDED APRIL 30, 2000 (UNAUDITED)
                                                                   PAGE
                                                                   ----
INDEPENDENT AUDITOR'S REPORT                                       F-1
Balance Sheets                                                     F-2
Statements of Income                                               F-4
Statements of Stockholder's Equity                                 F-5
Statements of Cash Flows                                           F-6
Notes to Financial Statements                                      F-7

HISTORICAL FINANCIAL INFORMATION OF RIVERSIDE VENTURES, INC.
  YEARS ENDED OCTOBER 31, 1999 AND 1998
  AND PERIOD ENDED APRIL 30, 2000 (UNAUDITED)



INDEPENDENT AUDITOR'S REPORT                                       F-13
Balance Sheets                                                     F-14
Statements of Operations                                           F-15
Statements of Stockholders Equity                                  F-16
Statements of Cash Flows                                           F-17
Notes to Financial Statements                                      F-18

PRO FORMA FINANCIAL STATEMENTS - ALPINE AIR EXPRESS, INC

Pro Forma Combined Balance Sheet - April 30, 2000
 (Unaudited)                                                       F-21

Pro Forma Combined Statement of Income - April 30, 2000
 (Unaudited)                                                       F-23

Pro Forma Combined Statement of Income - October 31, 1999
 (Unaudited)                                                       F-24

Pro Forma Combined Notes to Financial Statements                   F-25

                     INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
of Alpine Air Express, Inc.

We have audited the accompanying consolidated balance sheets of Alpine Air Express, Inc. and subsidiary (a Utah corporation) as of October 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Alpine Air Express, Inc. and subsudiary. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpine Air Express, Inc. and subsidiary as of October 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/S/Squire and Company, PC
Squire and Company, PC
Orem, Utah
July 26, 2000

                     ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)


                                     July 31,       October 31,    October 31,
                                      2000              1999          1998

                                     -------       -----------    -----------

ASSETS

Current Assets:
  Cash and cash equivalents        $  474,790      $2,008,747      $  905,537
  Marketable securities             3,197,884         649,715          39,414
  Accounts receivable               1,084,974       1,050,998       1,398,999
  Prepaid expense                     944,234         167,360         107,489
  Inventories                       1,133,399         501,791         468,496
  Current portion of deferred tax
  asset                                88,072          53,588           -
                                   ----------      ----------      ----------

       Total current assets         6,923,353       4,432,199       2,919,395
Property, Plant and Equipment -
  net                                 160,612         109,627          60,361
                                    ----------      ----------      ----------
       Total assets                $7,083,965      $4,541,826      $2,980,296
                                   ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                 $  107,370      $   194,322     $  465,207
  Accounts payable -
  related party                       327,765          210,921        237,849
  Accrued expenses                    349,712          472,995        484,562
  Refundable deposits                   8,415             -              -
  Current income tax payable           82,800          133,195           -
  Current portion of deferred
  tax liability                        58,017           28,068           -
                                   ----------      -----------     ----------
    Total current liabilities         934,079        1,039,501      1,187,618

Deferred Income Taxes                   9,071            2,433         14,718
                                   ----------      -----------     ----------
    Total liabilities                 943,150        1,041,934      1,202,336

Stockholders' Equity:
  Preferred stock, $.001 par value,
     1,000,000 shares authorized, no
     shares issued or outstanding         -               -              -
  Common stock, $.001 par value,
     20,000,000 shares authorized,
     11,000,000, 10,895,000 and
     10,895,000 shares issued and
     outstanding, at July 31, 2000,
     October 31, 1999, and
     1998, respectively                11,000           10,895         10,895
   Additional paid in capital       1,513,510           84,466         84,466

                      ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                            CONSOLIDATED BALANCE SHEETS
                               (UNAUDITED) CONTINUED


                                     July 31,       October 31,    October 31,
                                      2000             1999           1998
                                      ----             ----           ----


   Cumulative other comprehensive
    Income (loss)                       60,335         (31,405)         3,147
    Retained earnings                4,555,970       3,435,936      1,679,452

        Total stockholders' equity   6,140,815       3,499,892      1,777,960
                                    ----------      ----------     ----------
         Total liabilities and
         stockholders' equity       $7,083,965      $4,541,826     $2,980,296
                                    ==========      ==========     ==========

                        ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF OPERATIONS



                        Three Months Ended       Nine Months Ended              Years Ended
                           July 31,                July 31,                   October 31,
                            -------                --------                   -----------
                       2000        1999         2000         1999           1999         1998
                       ----        ----         ----         ----           ----         ----
Operating
Revenues           $3,871,292   $3,182,614   $12,662,788   $8,993,625   $12,477,816   $9,629,491

Operating
Expenses:
Direct
operating
expenses            2,558,833    1,818,767     7,272,457    5,454,838     7,756,988    7,522,051
General and
admin               1,563,884      307,117     2,080,653      649,053     1,672,480    1,083,489
Depreciation            8,367        8,300        25,270       24,742        33,001       21,462
                   ----------   ----------   -----------   ----------   -----------   ----------
Total
operating
expenses            4,131,084    2,134,184     9,378,380    6,128,633     9,462,469    8,627,002
                   ----------   ----------   -----------   ----------    ----------   ----------
Operating
Income
(Loss)               (259,792)   1,048,430     3,284,408    2,864,992     3,015,347    1,002,489

Other Income
(Expense)              17,659        9,388       139,861       28,949      (120,504)     (80,045)
                   ----------   ----------    ----------   ----------    ----------     --------
Income (Loss)
Before Income
Taxes                (242,133)    1,057,818    3,424,269    2,893,941     2,894,843      922,444

Income Tax
Expense
(Benefit):
Current income
tax expense
(benefit)            (137,661)       399,017    1,363,231     1,108,005   1,153,130      329,618
Deferred income
tax expense
(benefit)             (11,458)          (111)     (58,996)     (31,597)     (14,771)      28,474
                   ----------    -----------   ----------   ----------   ----------    ---------
Total income
tax expense
(benefit)            (149,119)       398,906    1,304,235    1,076,408    1,138,359      358,092
                   ----------    -----------   ----------   ----------   ----------    ---------
Net Income
(Loss)               $(93,014)      $658,912   $2,120,034   $1,817,583   $1,756,484    $ 564,352
                   ==========    ===========   ==========   ==========   ==========    =========
Earnings
(Loss) Per
Share - Basic
and Fully
Diluted               $(0.008)        $0.06        $0.19         $0.17        $0.16        $0.05
                   ==========    ==========   ==========   ===========    =========   ==========
Weighted
Average
Shares
Outstanding        10,947,500    10,895,000   10,912,500    10,895,000   10,895,000   10,895,000
                   ==========    ==========   ==========   ===========   ==========   ==========

The accompanying footnotes are an integral part of these statements.

                  ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

                                                                         Cumulative
                                                                            Other
                                                                           Compre-
                                                            Additional     hensive
                                Common Stock (1)              Paid In      Income       Retained
                               Shares        Amount          Capital       (Loss)       Earnings        Total
                               ------        ------          -------       ------       --------        -----

Balance,
November 1, 1997            10,895,000      $10,895      $    84,466      $   -       $1,115,100     $1,210,461

Comprehensive Net
Income Calculation:
Net income                        -            -                -             -          564,352        564,352
Other comprehensive
income-net of tax.
Unrealized holding
gains arising during
the period                        -            -                -            3,147          -             3,147
                            ----------     --------      -----------        ------    ----------     ----------

Comprehensive Income              -            -                -            3,147       564,352        567,499
                            ----------     --------      -----------        ------    ----------      ---------
Balance,
October 31, 1998            10,895,000       10,895           84,466         3,147     1,679,452      1,777,960

Comprehensive Net
Income Calculation:
Net income                        -            -                -             -        1,756,484      1,756,484
Other comprehensive
income-net of tax.
Unrealized holding
losses arising during
the period                        -            -                -         (34,552)          -           (34,552)
                            ----------       -----            ------       ------      ---------      ---------

Comprehensive Income              -            -                -         (34,552)     1,756,484      1,721,932
                            ----------       -----            ------       ------      ---------      ---------
Balance,
October 31, 1999            10,895,000       10,895           84,466      (31,405)     3,435,936      3,499,892

Stock issued for
consulting
services                      105,000           105        1,430,145         -              -         1,430,250

Valuation of net
liabilities on
June 12, 2000 of
Riverside                        -             -              (1,101)       -               -            (1,101)

Comprehensive Net
Income Calculation
(unaudited):
Net income                       -             -                -           -         2,120,034       2,120,034
Other comprehensive
income-net of tax.
Unrealized holding
gains arising during
the period                       -             -                -          91,740          -             91,740
                            ----------       -----            ------       ------      ---------      ---------
Comprehensive Income
(unaudited)                      -             -                -          91,740      2,120,034      2,211,774

Dividends (unaudited)            -             -                -            -        (1,000,000)    (1,000,000)
                           ----------       -------       ----------     -------     -----------     ----------
Balance,
July 31, 2000              11,000,000       $11,000       $1,513,510     $60,335     $4,555,970      $6,140,815
                           ==========       =======       ==========     =======     ==========      ==========

(1)  Reflects retroactive restatement for periods presented prior to the June 12, 2000 recapitalization (Note 1).

The accompanying footnotes are an integral part of these statements.

                 ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           Nine Months Ended              Years Ended
                                               July 31,                    October 31,
                                               -------                     -----------
                                            2000       1999             1999       1998
                                            ----       ----             ----       ----

Cash Flows from Operating Activities:
Net income                                   $2,120,034     $1,817,583        $1,756,484         $ 564,352
  Adjustments to reconcile net
  income to net cash provided
  (used) by operating activities:
    Stock issued to consultants               1,430,250           -                 -                 -
    Realized loss on marketable
    securities                                   16,980           -                 -                 -
    (Gain) loss on disposal of
    property, plant, and equipment                1,463           -                 -                  (23)
    Deferred tax expense (benefit)              (51,776)       (33,271)          (14,771)           28,474
    Depreciation and amortization                25,270         24,742            33,001            21,462
    Bad debt provision                             -              (572)             -                 (110)
    Changes in assets and liabilities:
      Accounts receivable                       (33,976)       380,045           348,001          (879,112)
      Inventories                              (631,608)       177,085           (33,296)          (94,693)
      Prepaid expense                          (776,874)       (55,602)          (32,561)          (79,036)
      Accounts payable                          (88,053)      (417,325)         (273,360)          213,478
      Accounts payable - related
      party                                     116,844        (13,023)          (26,928)           78,144
      Accrued expenses                         (123,283)      (362,833)           (9,091)          424,409
      Refundable deposits                         8,415        364,999              -              (22,964)
      Income tax payable                        (50,395)         2,101           105,885           (45,607)
                                              ----------    ----------         ---------          --------
        Total adjustments                       (156,743)       66,346            96,880          (355,578)
                                              ----------    ----------         ---------          --------
    Net cash provided by operating
    activities                                 1,963,291     1,883,929         1,853,364           208,774

Cash Flows from Investing Activities:
  Proceeds from sale of marketable
  securities                                     888,982          -                 -                 -
  Purchase of marketable
  securities                                  (3,308,512)     (446,042)         (667,887)             -
  Purchase of equipment                          (77,718)      (74,466)          (82,267)           (2,322)
                                              ----------    ----------         ---------          --------

    Net cash used by investing
    activities                                (2,497,248)     (520,508)         (750,154)           (2,322)

Cash Flows from Financing Activities:
  Dividends paid                              (1,000,000)         -                 -                 -
                                              ----------    ----------          ---------          --------

Net Increase (Decrease) in Cash
and Cash Equivalents                          (1,533,957)    1,363,421          1,103,210           206,452

Beginning Cash and Cash
Equivalents                                    2,008,747       905,537            905,537           699,085
                                              ----------    ----------          ---------          --------
Ending Cash and Cash Equivalents              $  474,790    $2,268,958         $2,008,747          $905,537
                                              ----------    ----------         ----------          --------


The accompanying footnotes are an integral part of these statements.

ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies
----------------------------------------------------

This summary of significant accounting policies of Alpine Air Express, Inc. and subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Business Description   Alpine Aviation, Inc.(Alpine) was
incorporated in the state of Utah on October 3, 1975.
On June 12, 2000 Alpine entered into a transaction that was accounted for as a reverse merger with Riverside Ventures, Inc., a Delaware corporation incorporated on April 20, 1994. At the time of the transaction, Riverside Ventures, Inc. was inactive. All of the outstanding common stock of Alpine was exchanged for 9,895,000 shares of common stock of Riverside Venture, Inc. The transaction, accounted for as a reverse merger acquisition, resulted in a recapitalization of Alpine inasmuch as it was deemed to be the acquiring entity for accounting purposes. Subsequently, Riverside
Ventures, Inc. changed its name to Alpine Air Express, Inc.

In connection with the reverse merger, the 25,000 shares of common stock of Alpine were exchanged at a rate of one share of Alpine for
395.8 shares of Riverside Ventures, Inc. The financial statements and earnings per share data have been retroactively restated to reflect the post merger share amounts. The historical financial statements prior to June 12, 2000 are those of Alpine.

The Company is involved in the hauling of air freight, serving commuter routes, and providing pilot training. The Company terminated commuter flights in July 1999. The Federal government enhances the income of the Company on some of those essential air service routes.

Interim Financial Statements - The balance sheet as of July 31, 2000 and related statements of operations, stockholders' equity and cash flows for the nine month periods ended July 31, 2000 and 1999 are unaudited. Periods reported on for the three months ended July 31, 2000 and 1999 are also unaudited. However, in the opinion of management these interim financial statements include all adjustments (consisting of only normal recurring adjustments) which are necessary for the fair presentation of the results for the interim periods presented. The results of operations for the unaudited nine month and three month periods ended July 31, 2000 are not necessarily indicative of the results which may be expected for the entire 2000 fiscal year.

Marketable Securities - The Company held marketable equity and debt securities recorded at aggregate fair market values totaling, $649,715, and $39,414 at October 31, 1999 and 1998, respectively.
These securities are classified as available-for-sale. Gross unrealized gains and (losses) were $(57,586) and $4,995, for the years ending October 31, 1999 and 1998, respectively.

Accounts Receivable - The Company grants credit to its customers, substantially all of whom are businesses located in the western
United States. The Company has no policy requiring collateral on any of its accounts receivable.

Note 1. Summary of Significant Accounting Policies (Continued)
-------------------------------------------------------------

Allowances of $100,000 and $50,000 were established for accounts receivable at October 31, 1999 and 1998, respectively.

Inventory - Inventory consists of airplane parts, fuel and oil, and supplies and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Depreciation - Provision for depreciation of property, plant and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

         Buildings and improvements           10 to 20 Years
         Equipment                              2 to 7 Years
         Furniture and fixtures                 2 to 7 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains and losses on dispositions of equipment are included in net income.

Accumulated depreciation consists of $328,971, and $295,970 at October 31, 1999 and 1998, respectively.

Cash and Cash Equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

Earnings Per Share   Basic and fully diluted earnings per
share is computed by dividing net income available for common stock by the weighted average number of common shares during the period.

Revenue and Cost Recognition   The Company utilizes the
accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

Additional Cash Flow Statement Disclosures - During the nine months ended July 31, 2000 and 1999, the Company paid $3,059 and $11,673 in interest and $1,336,630 and $743,006 in income taxes, respectively. The Company paid $12,307 and $3,953 in interest and $989,068 and $195,558 in income taxes during the years ended October 31, 1999 and
1998, respectively.   On June 12, 2000 the Company consummated a
reverse merger wherein the Company effectively assumed $1,101 of the acquiree's debt obligations as a reduction of stockholders' equity.

Note 2. Accounts Receivable
---------------------------
Accounts receivable consist of the following at October 31,:

                                                1999              1998
                                                ----              ----
       Trade accounts receivable             $1,010,273        $998,172
       Accounts receivable - related party       30,830         400,827

Note 2. Accounts Receivable Continued
-------------------------------------

       Accounts receivable - employee             9,895             -
                                             ----------      ----------
                                             $1,050,998      $1,398,999
                                             ==========      ==========

Note 3. Income Taxes

The Company accounts for income taxes under the provision of SFAS 109 "Accounting for Income Taxes." This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

       The provision for income taxes consists of the following:

                                                October 31,
                                                -----------
                                           1999             1998
                                           ----             ----
       Current:
          Federal                          $  982,405    $ 275,544
          State                               170,725       54,074
                                           ----------    ---------
            Total current                   1,153,130      329,618

       Deferred Expense (Benefit):
          Income tax expense (benefit)        (14,771)      28,474

            Total income tax expense       $1,138,359    $ 358,092
                                           ==========    =========

The income tax provision reconciled to the tax computed at the federal statutory rate is as follows:

                                                       October 31,
                                                       -----------
                                                   1999           1998
                                                   ----           ----
       Income taxes at the statutory rate       $964,667      $315,329
       Non-deductible expenses                     3,712           323
       State income taxes, net of federal
       benefit                                   169,980        42,440
                                              ----------      --------
       Total income tax provision             $1,138,359      $358,092
                                              ==========      ========

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:
                                                       October 31,
                                                       -----------
                                                   1999           1998
                                                   ----           ----
       Deferred tax assets:
       Allowance for bad debts                   $20,544        $ 4,543
       Accrued vacation and sick leave            33,044           -


Note 3. Income Taxes Continued
------------------------------

       Valuation allowance                          -            (4,543)
                                                 -------        -------

                Total deferred assets             53,588           -

       Deferred tax liabilities:
         Unrealized holding gains                (27,837)          -


Excess tax depreciation                          (2,664)       (14,718)
                                                -------        -------

        Total deferred liabilities              (30,501)        (14,718)
                                                -------        --------
          Net deferred tax assets (liabilities) $23,087        $(14,718)
                                                =======        ========

Note 4.  Related Party Transactions
-----------------------------------

The Company leases its aircraft from CLB Corporation (CLB) and CLB
Bates Partnership, which are owned by a significant stockholder of the Company. The lease terms for aircraft and equipment vary from month to month and approximates $153,000 per month. The Company owed $210,921, and $237,849 in lease payments to related parties, at October 31, 1999 and 1998, respectively.

Total lease expenses to related parties for the years ended
October 31, 1999 and 1998 is detailed below.

                                   1999               1998
                                   ----               ----

      CLB Corporation            $2,690,048        $2,337,330
      CLB Bates Partnership            -               93,600
                                 ----------        ----------
                                 $2,690,048        $2,430,930
                                 ==========        ==========

Monthly engine overhaul reserves are paid based on actual flying hours during the month.

CLB reimburses the Company for certain qualifying repairs paid for or performed by the Company. At October 31, 1999 and 1998, the Company had a receivable of $30,830 and $400,827, respectively, related to these repairs.

Note 5.   Operating Leases
--------------------------

The Company also leases real property under two operating lease agreements. One lease has a remaining term of 13 years. The other lease will expire October 2001. Future minimum lease payments are as follows:

                  2001              $21,914
                  2002               21,914
                  2003                6,934
                  2004                6,934

Note 5.   Operating Leases Continued
------------------------------------

                  2005                6,934
                  Thereafter         58,356

                                $   122,986

Note 6.   401(k) Profit Sharing Plan
------------------------------------

Employees who have been employed at least 3 months may contribute up to 17 percent of their compensation to the Company's 401(k) profit sharing plan. The Company contributes an additional 50 percent of the amount contributed by employees up to a maximum of 3 percent of compensation. Participants are fully vested in employer contributions after two years of service. The Company contributed $15,163, and $13,828 for the years ended October 31, 1999 and 1998, respectively.

Note 7.   Concentrations
------------------------

The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS). For the years ending October 31, 1999 and 1998, the revenues from contracts with the USPS represented 79 percent and 67 percent of total revenues, respectively. At October 31, 1999 and 1998, accounts receivable from the USPS totaled $1,152,536 and $992,133, respectively. Although a loss of contracts with the USPS would severely impact the financial position of the Company, the Company's management believes that the relationship with the USPS is excellent and will continue.

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 1999 and 1998, the Company's uninsured cash balances totaled
$1,142,849 and $721,448, respectively.

Note 8. Subsequent Events   Unaudited
-------------------------------------

The Company has acquired an option to purchase CLB for $17,000,000.

The purchase price will be paid for with shares of the Company's common stock. Solely for purposes of the CLB transaction, the Company's common stock will be valued at $3.40 per share. The option is for a period of two years. The purchase price was determined by the "blue book" value of the planes owned by CLB less any debt still owed on the planes. As of the date of the option, CLB had less than $840,000 in debt on its 24 planes.

On August 14, 2000 the Company entered into an agreement to sell certain of its business assets to Keystone Aviation, LLC d.b.a. Million Air of Salt Lake City, Utah. Included in the agreement are the sale of leasehold interests for certain property and buildings leased at the Provo, Utah Airport and certain improvements and other personal property held by the Company. The sales price for these assets will approximate $620,000 including $285,000 in cash at closing and the balance in leaseback, and fuel credits to be applied over the next two years. It is anticipated that the sale will take place on September 21, 2000 or earlier if all conditions of the sale are met.

Note 9.   Recent Accounting Pronouncements
------------------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and
Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No.
133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statement.

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
of Riverside Ventures, Inc.

We have audited the accompanying balance sheets of Riverside Ventures, Inc. (a Delaware corporation) as of October 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Riverside Ventures, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of Riverside Ventures, Inc. as of October 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company seeking out business opportunities, including acquisitions. As discussed in Note 1 to the financial statements, the Company's activities have resulted in negative cash flows from operating activities and raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Squire & Company, P.C.
Orem, Utah
July 26, 2000

                         RIVERSIDE VENTURES, INC.
                      (A Development Stage Company)
                             BALANCE SHEETS

                                  April 30,      October 31,      October 31,
                                    2000            1999             1998
                                  ---------      -----------      -----------
                                 (Unaudited)

ASSETS                            $     -       $       -         $      -
                                  --------      ------------      -----------

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current Liabilities:
Accounts payable                  $   7,608     $       108       $      -
Accounts payable - related party      1,730             993               468
                                  ---------     -----------       -----------

Total current liabilities             9,338           1,101               468

Stockholders' Equity:
Preferred stock, $.001 par value,
 1,000,000 shares authorized,
 no shares issued and
 outstanding                           -               -                 -
Common stock, $.001 par value,
20,000,000 shares authorized,
 1,000,000 shares issued
 and outstanding                      1,000           1,000             1,000
Additional paid-in capital            7,515              15                15
Accumulated deficit during the
 development stage                  (17,853)         (2,116)           (1,483)
                                   --------      ----------       -----------

Total stockholder deficit            (9,338)         (1,101)             (468)
                                   --------      ----------       -----------
Total liabilities and stockholders
equity                            $    -         $     -          $     -
                                  =========      ==========       ===========







The accompanying footnotes are an integral part of these statements.

                          RIVERSIDE VENTURES, INC.
                        (A Development Stage Company)


                           STATEMENTS OF OPERATIONS

                                                                                                 Cumulative
                                                                                                    from
                                                                                                 Inception
                                                  April 30,                 October 31,       (April 20, 1994)

                                            2000          1999            1999       1998            2000
                                            ----          ----            ----       ----     ---------------

REVENUES                                       -             -             -             -             -
                                          ---------     ---------     ---------     ---------     ---------

Operation Expenses:
  General and administrative                 15,737           468           633           108        17,853
                                          ---------     ---------     ---------     ---------     ---------
    Total operating expenses                 15,737           468           633           108        17,853
                                          ---------     ---------     ---------     ---------     ---------
Net Loss                                  $ (15,737)    $    (468)    $    (633)    $    (108)    $ (17,853)
                                          =========     =========     =========     =========     =========

Net Loss Per Common Share-
  Basic and Fully Diluted                 $    -        $   -         $    -        $     -       $    -
                                          =========     =========     =========     =========     =========
Weighted Average Shares                   1,000,000     1,000,000     1,000,000     1,000,000     1,000,000
                                          =========     =========     =========     =========     =========




2616:





The accompanying footnotes are an integral part of these statements.

                              RIVERSIDE VENTURES, INC.
                            (A Development Stage Company)
                         STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                   Accumulated
                                                                     Deficit
                            Common Stock           Additional      During the
                            ------------             Paid-In      Development
                         Shares        Amount        Capital         Stage
                         ------        ------        -------      -----------


Issuance of Common
  Stock for Cash
  and Services,
  April 20, 1994       1,000,000       $1,000           $15       $   -
 Net Loss                   -            -             -            (1,015)
                       ---------       ------          ----       --------
Balances at
October 31, 1994       1,000,000        1,000            15         (1,015)
  Net Loss                  -            -             -              (134)
                       ---------        -----          ----       --------
Balances at
October 31, 1995       1,000,000       1,000             15         (1,149)
  Net Loss                  -           -              -              (116)
                       ---------       -----           ----       --------
Balances at
October 31, 1996       1,000,000       1,000             15         (1,265)
  Net Loss                  -           -              -              (110)
                       ---------       -----           ----       --------
Balances at
October 31, 1997       1,000,000       1,000             15         (1,375)
  Net Loss                  -           -              -              (108)
                       ---------       -----           ----       --------
Balances at
October 31, 1998       1,000,000       1,000             15         (1,483)
  Net Loss                  -           -              -              (633)
                       ---------       -----           ----       --------
Balances at
October 31, 1999       1,000,000       1,000             15         (2,116)
  Net Loss -
 (unaudited)                -           -              -          (15,737)
                       ---------       -----           ----       --------
Balances at
April 30, 2000 -
  (unaudited)          1,000,000       $1,000         $  15       $(17,853)
                       =========       ======         =====       ========










The accompanying footnotes are an integral part of these statements.

PAGE> F-17


                        RIVERSIDE VENTURES, INC.
                     (A Development Stage Company)
                        STATEMENTS OF CASH FLOWS




2694:
2695:

                                                                                                 Cumulative
                                                                                                    from
                                                                                                 Inception
                                                  April 30,                 October 31,       (April 20, 1994)
                                                                                                to April 30,
                                            2000          1999            1999       1998            2000
                                            ----          ----            ----       ----     ---------------
                                         --------------------------------------------------------------------
                                         (Unaudited)    (Unaudited)                              (Unaudited)

Cash Flows from Operating Activities:
  Net loss                                 $(15,737)    $   (468)     $   (633)     $    (108)     $(17,853)
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Increase in accounts payable               8,237           468           633           108         9,338
                                          ---------     ---------     ---------     ---------     ---------
    Net cash used in operating activities    (7,500)         -             -             -           (8,515)


Cash Flows from Financing Activities:
  Additional paid-in capital                  7,500          -             -             -            7,515
  Sale of common stock                         -             -             -             -            1,000
    Total operating expenses              ---------     ---------     ---------     ---------     ---------

Net cash provided by financing
activities                                    7,500          -             -             -            8,515
                                          ---------     ---------     ---------     ---------     ---------
Net increase in Cash and Cash Equivalents      -             -             -             -             -

Cash and Cash Equivalents
  Balance at Beginning of Period               -             -             -             -             -
                                          ---------     ---------     ---------     ---------     ---------
Cash and Cash Equivalents
  Balance at End of Period




2738:

2740:



The accompanying footnotes are an integral part of these statements.

PAGE> F-18




                          RIVERSIDE VENTURES, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

Note 1.Organization and Significant Accounting Policies

Nature of Business - The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan.

Business Condition - Since inception, the Company's activities have been limited to organizational matters resulting in negative cash flows from operating activities. The Company's continued existence is dependent upon the cash inflows from its investors. Management believes that the Company will continue as a going concern through investor capital contributions and profitable business ventures.

Note 2.Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Note 3.Related Party Transactions

The Company currently receives the use of office space free of charge from an officer of the Company. The fair market value of the office space is insignificant.

Additionally, the Company has received legal services valued at $1,730 from stockholder's of the Company and is shown in the accounts payable - related party account.

Note 4.Income Taxes

As of April 30, the Company has a net operating loss carry forward of $17,853 that will begin expiring in the year 2009. No deferred tax asset has been booked due to the uncertainty of the ability of the Company to use the loss carry forward.

                           RIVERSIDE VENTURES, INC.
                        (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 5.Stock Option Plan

The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Options Committee of the Board determines the option price, which cannot be less than the fair market value at the date of the grant or 110 percent of the fair market value if the Optionee holds 10 percent or more of the Company's common stock. The price per share of shares subject to a Non-Qualified Option shall not be less than 85 percent of the fair market value at the date of the grant. Options generally expire either three months after termination of employment or ten years after date of grant (five years if the optionee holds 10 percent or more of the Company's common stock at the time of grant). No options have been granted under the plan.

Note 6.Subsequent Event

On June 12, 2000, the Company acquired all of the outstanding common stock of Alpine Aviation, Inc. in exchange for 9,895,000 shares of common stock of Riverside Ventures, Inc. in a transaction qualifying as a tax-free exchange pursuant to Section 368 (a)(I)(B) of the Internal Revenue Code, as amended. The transaction will be accounted for as a reverse acquisition with the surviving entity being Alpine Air Express, Inc. (formerly Alpine Aviation, Inc.)

Note 7.Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

Alpine Air Express, Inc.
(Formerly Riverside Ventures, Inc. and
Alpine Aviation, Inc.)
Pro Forma Combined Financial Statements
(Unaudited)



The following unaudited pro forma combined balance sheet and statement of income aggregate the unaudited balance sheet and statement of income of Riverside Ventures, Inc. (Riverside) (a Delaware Corporation) as of April 30, 2000, and the unaudited balance sheet and statement of income of Alpine Aviation, Inc. (Alpine) (a Utah Corporation) as of April 30, 2000, giving effect to a transaction which was completed on June 12, 2000, wherein Riverside acquired Alpine (the "Acquisition"). The business combination is treated as a recapitalization of Alpine with Riverside issuing common stock in exchange for all of the issued and outstanding shares of Alpine. The following pro forma balance sheet and statements of income used management assumptions as described in the notes and the historical financial information available at April 30, 2000. The financial statements of Riverside included in the October 31, 1999 pro forma income statement were audited as of October 31, 1999 and are herein included with Alpine at October 31, 1999. The financial statements of Alpine included in the October 31, 1999 pro forma income statement were audited as of October 31, 1999. Again, the format and amounts used in these pro forma financial statements are based on those financial statements.

The pro forma combined balance sheet and statements of income should be read in conjunction with the separate financial statements and related notes thereto of Riverside and Alpine. The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of income which might have existed for the period indicated or the results of operations as they may be now or in the future.

                            ALPINE AIR EXPRESS, INC.
           (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                    PRO FORMA COMBINED BALANCE SHEET
                             April 30, 2000
                               (Unaudited)

                       Alpine          Riverside       Pro forma
                      Aviation,        Ventures,        Increase     Pro forma
                        Inc.              Inc.         (Decrease)    Combined
                     ----------        ---------       ----------    ---------

ASSETS

Current Assets:
Cash and cash
equivalents            $  723,689       $    -        $     -      $  723,689
Marketable securities
                        2,514,038            -              -       2,514,038
Accounts receivable     1,518,703            -              -       1,518,703
Prepaid expense           218,399            -           229,807      448,206
Inventories               748,310            -              -         748,310
Current portion of
deferred tax asset         76,142            -              -          76,142
                       ----------        -------      ----------   ----------

Total current assets    5,799,281            -           229,807    6,029,088

Property, Plant and
Equipment - net           106,439            -              -         106,439
                      -----------        -------      ----------   ----------

Total assets           $5,905,720        $   -        $  229,807   $6,135,527
                      ===========        =======      ==========   ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable      $     92,252       $ 9,338     $      -     $   101,590
Accounts payable -
 related party             276,746          -               -         276,746
Accrued expenses           416,861          -               -         416,861
Refundable deposits         20,080          -               -          20,080
Current income tax payable 230,323          -           (230,323)        -

Current portion of
deferred taxes              57,319          -               -          57,319
                         ---------       -------      ----------      -------
Total current
liabilities              1,093,581         9,338        (230,323)     872,596

Deferred Income Taxes        8,599          -               -           8,599
                         ---------         -----      ----------      -------
Total liabilities        1,102,180         9,338        (230,323)     881,195

PAGE> F-22


                           ALPINE AIR EXPRESS, INC.
           (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                    PRO FORMA COMBINED BALANCE SHEET
                             April 30, 2000
                               (Unaudited)

                       Alpine          Riverside       Pro forma
                      Aviation,        Ventures,        Increase     Pro forma
                        Inc.              Inc.         (Decrease)    Combined
                     ----------        ---------       ----------    ---------



Stockholders' Equity:
Preferred stock,
1,000,000 shares
 authorized, no shares
 issued and
 outstanding,
 $.001 par value               -             -               -           -
Common stock, 20,000,000
 shares authorized,
 11,000,000 shares issued
 and outstanding, $.001
 par value                  95,361        1,000          (85,361)     11,000
Paid-in capital-                          7,515        1,497,758   1,505,273
Cumulative unrealized
holding gains
on securities               59,195         -                -         59,195
Retained earnings        4,648,984      (17,853)        (952,267)  3,678,864
                       -----------      -------        ---------   ---------
Total stockholders'
equity                   4,803,540       (9,338)         460,130   5,254,332
                       -----------      -------        ---------   ---------

Total liabilities and
stockholders'
equity                 $ 5,905,720      $  -          $  229,807  $6,135,527
                       ===========      =======       ==========  ==========







The accompanying notes are an integral part of the pro forma combined financial statements.

PAGE> F-23
                             ALPINE AIR EXPRESS, INC.
          (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                     PRO FORMA COMBINED STATEMENT OF INCOME
                     For the Six Months Ended April 30, 2000
                                  (Unaudited)

                       Alpine          Riverside       Pro forma
                      Aviation,        Ventures,        Increase     Pro forma
                        Inc.              Inc.         (Decrease)    Combined
                     ----------        ---------       ----------    ---------
Operating Revenues   $8,791,496        $    -          $      -    $8,791,496

Operating Expenses:
Direct operating
expenses              4,713,624             -                 -     4,713,624
General and
administrative          516,769           15,737         1,430,250  1,962,756
Depreciation             16,903             -                 -        16,903
                      ---------        ----------         ---------  ---------
Total operating
expenses              5,247,296           15,737         1,430,250  6,693,283
                      ---------        ---------         ---------  ---------
Operating Income
(Loss)                3,544,200          (15,737)       (1,430,250) 2,098,213

Other Income            122,202             -                 -       122,202
                      ---------        ---------         ---------  ---------
Income (Loss)
Before Income
Taxes                 3,666,402          (15,737)       (1,430,250) 2,220,415

Income Tax Expense
(Benefit):
Current income
tax expense           1,500,892             -             (460,130)  1,040,762
Deferred income
 tax benefit            (47,538)            -                 -       (47,538)
                      ---------        ---------         ---------  ---------
Total income
tax expense
 (benefit)            1,453,354             -             (460,130)   993,224
                     ----------        ---------         ---------  ---------
Net Income
(Loss)              $ 2,213,048       $  (15,737)      $  (970,120)$1,227,191
                    ===========       ===========      ============ =========

Net Income Per
 Common Share -
Basic and Fully
Diluted                                                           $       .11
                                                                  ===========

Weighted Average
 Shares Outstanding                                                11,000,000
                                                                   ==========


The accompanying notes are an integral part of the pro forma combined financial statements.

PAGE> F-24
                            ALPINE AIR EXPRESS, INC.
            (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                   PRO FORMA COMBINED STATEMENT OF INCOME
                    For the Year Ended October 31, 1999
                                (Unaudited)

                       Alpine       Riverside     Pro forma
                      Aviation,     Ventures,     Increase       Pro forma
                        Inc.           Inc.      (Decrease)       Combined
                     ----------     ---------    ----------      ---------
Operating Revenues  $12,477,816     $    -       $      -      $12,477,816

Operating Expenses:
Direct operating
expenses              7,756,988          -              -        7,756,988
General and
administrative        1,672,480           633      1,430,250     3,103,363
Depreciation             33,001                         -           33,001
                    -----------     ---------     ----------     ---------

Total operating
expenses              9,462,469           633      1,430,250    10,893,352
                    -----------     ---------     ----------    ----------

Operating Income
(Loss)                3,015,347          (633)    (1,430,250)    1,584,464

Other Income           (120,504)         -              -         (120,504)
                    -----------     ---------      ---------     ---------

Income (Loss)
Before Income
Taxes                 2,894,843          (633)    (1,430,250)    1,463,960

Income Tax Expense
Current income
tax expense           1,153,130          -          (460,130)      693,000
Deferred income
 tax expense            (14,771)         -              -          (14,771)
                    -----------     ---------      ---------     ---------

Total income
tax expense
                      1,138,359          -          (460,130)      678,229
                    -----------     ---------      ---------     ---------

Net Income
(Loss)              $ 1,756,484     $     (633)    $(970,120)   $  785,731
                    ===========     ==========     =========    ==========


Net Income Per
 Common Share -
Basic and Fully
Diluted                                                         $      .07
                                                                ==========

Weighted Average
 Shares Outstanding                                             11,000,000
                                                                ==========
The accompanying notes are an integral part of the pro forma combined financial statements.

                           ALPINE AIR EXPRESS, INC.
            (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                PRO FORMA COMBINED NOTES TO FINANCIAL STATEMENTS



Riverside Ventures, Inc. - The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is a development stage company and since inception, the Company's activities have been limited to organizational matters and has not commenced its principal business activities.

Alpine Aviation, Inc. - The Company was organized under the laws of the State of Utah on October 3, 1975. The Company was formed for the purpose of, but not limited to, hauling air freight, serving commuter routes, and providing pilot training.

Pro forma Adjustments - Riverside acquired all of the issued and outstanding shares of Alpine in exchange for 9,895,000 shares of previously authorized but unissued common stock of Riverside with a par value of $.001. The acquisition has been treated as a recapitalization of Alpine. In addition, as part of the merger, an additional 105,000 shares were issued in the merger in satisfaction of an obligation of Riverside to Smith Consulting Services (SCS). The agreement required a total of 1,048,850 shares to be received in payment of fees associated with the merger. Consequently, a pro forma adjustment has been recorded for the total value of shares issued to SCS of $1,430,250.

BACK COVER OF PROSPECTUS

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Alpine. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

    TABLE OF CONTENTS
                                       Page

Additional Information                   2
Prospectus Summary                       3
Risk Factors                             4
Dividend Policy                          9
Market Price of Common Stock             9
Business and Plan of Operation          10
Management's Discussion and Analysis    13
Management                              18
Principal Shareholders                  20
Certain Transactions                    21
Selling Shareholders                    22
Description of Securities               23
Legal Matters                           24
Experts                                 24
Financial Statements                   F-1

                               ALPINE AIR EXPRESS, INC.

                                   905,908 SHARES

                                     PROSPECTUS


                                  August __, 2000

                            ALPINE AIR EXPRESS, INC.

                                   PART II

Item 24. Indemnification of Directors and Officers.
--------------------------------------------------
     Alpine has adopted provisions in its Certificate of Incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Alpine's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Alpine or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Alpine or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Alpine or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

      At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Alpine where indemnification will be required or permitted. Alpine is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution.
-----------------------------------------------------
                  Filing fee under the Securities Act of 1933      $1,196.00
                  Printing and engraving (1)                         $300.00
                  Blue Sky Fees                                    $1,000.00
                  Auditing Fees (1)                               $10,000.00
                  Legal Fees (1)                                  $35,000.00
                  Miscellaneous (1)                                $3,000.00
                                                                  ----------
                  TOTAL                                           $50,496.00
(1)Estimates                                                      ==========

Item 26. Recent Sales of Unregistered Securities.
-------------------------------------------------
     In June 2000, the Company issued 9,895,000 Shares to the four shareholders of Alpine Aviation, Inc. in exchange for all of the outstanding shares of Alpine Air. The transaction was exempt from registration under
Section 4(6) of the Securities Act. As part of the acquisition of Alpine Aviation, Inc. by Riverside Ventures, Inc., Alpine issued 105,000 shares to SCS, Inc. for its consulting services to Alpine. The transaction was made in reliance upon the exemptions available under Section 4(2) of the Securities Act.

Item 27. Exhibits and Financial Schedules
-----------------------------------------
SEC Ref No.     Exhibit No.     Title of Document             Location
-----------     -----------     -----------------             --------
2. Plan of Acquisition, reorganization, arrangement, liquidation or Succession

2.     2.1   Agreement and Plan of Reorganization by          Incorporated
             and between Riverside Ventures, Inc. and         by Reference (1)
             Alpine Aviation, Inc. and related amendment

3.   Certificate of Incorporation and Bylaws
     3.1    Articles of Incorporation                         Incorporated
                                                         by Reference (1)
     3.2    Articles of Amendment                             Incorporated
                                                              by Reference (2)
     3.3    Bylaws                                            Incorporated
                                                              by Reference (1)
     3.4    Amended Bylaws                                    Incorporated
                                                              by Reference (2)

5.   Opinion of Max A. Hansen & Associates, P.C. as to        Incorporated
     legality of securities being registered.                 by Reference (3)



10.  Material Contracts
     10.1   United States Postal Service Solicitation
            ASYS-R-99-01 (Air System Contract)                Incorporated
                                                              By Reference (4)
     10.2   Air systems Contract Amendment                    Incorporated
                                                              By Reference (4)
     10.3   Bid Offer and Acceptance-ASYS-99.01               Incorporated
                                                              By Reference (4)
     10.4   Consulting Agreement by and between               Incorporated
            Alpine Aviation, Inc. and Smith Consulting        by Reference (1)
            Services, Inc.
     10.5   Stock Purchase and Sales Agreement (CLB)          Incorporated
                                                              By Reference (4)
     10.6   Promissory Note with Mallette Family LLC          Incorporated
                                                              By Reference (4)
     10.7   Irrevocable Options to Purchase by Mallette
            Family LLC                                        Incorporated
                                                              By Reference (4)
     10.8   Ground Lease-Provo                                Incorporated
                                                              By Reference (4)
     10.9   Ground Lease Extension-Provo                      Incorporated
                                                              By Reference (4)
     10.10  Ground Lease-Billings                             Incorporated
                                                              By Reference (4)
     10.11  CLB Lease Agreement for Planes                    Incorporated
                                                              By Reference (4)
     10.12  Agreement for Sale of Business Asset
             (Fixed Based Operation)                          Incorporated
                                                              By Reference (5)



21. Subsidiaries of the small business issuer-Alpine Aviation, Inc., a Utah corporation is the only subsidiary. It does business under the name Alpine Air.

23.  Consents of Experts and Counsel
     23.1     Consent of Squire & Company, P.C.               This Filing
     23.2     Consent of Max A. Hansen & Associates, P.C.     Incorporated
                                                              By Reference (4)

24.  Powers of Attorney
     24.1     Powers of Attorney are included on signature page(3)

(1) Incorporate by reference to the Company's Current Report on Form 8-K dated August 31, 2000.
(2) Incorporated by reference to the Company's Registration Statement on Form 10-SB, file no. 0-27011
(3)   Filed herewith.
(4) Incorporated by reference to the Company's Registration Statement of Form SB-2 filed with the Commission on August 31, 2000, file no. 333-
  44920
(5) Incorporated by reference to Alpine's Form 10-QSB for the quarter ended July 31, 2000.

     All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

     (b) Financial Statement Schedules

     All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

Item 28. Undertakings.
----------------------
    (a)   The undersigned small business issuer hereby undertakes:

       (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and (iii) Include any material or changed information the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

       (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned small business issuer hereby undertakes that it will:

       (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Provo, State of Utah on September 13, 2000.

                                      ALPINE AIR EXPRESS, INC.

                                      By:
                                         ----------------
                                         Eugene R. Mallette
                                         Chairman and CEO

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.


By:                                    Chairman, Chief Executive Officer and
   ---------------------------         Director (principal executive officer)
   Eugene R. Mallette

By:
   ---------------------------         President and Director
   Bill Distefano

By:                                    Chief Financial Officer (principal
   ---------------------------         accounting Leslie Hill and financial
   Leslie Hill                         officer)

By:                                    Director
   ---------------------------
   Max Hansen

By:                                    Director
   ---------------------------
   Charles Bates

By:                                    Director
   ---------------------------
   Richard Rowack

     The above signed officer and/or director of Alpine Air Express, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Eugene R. Mallette and Bill Distefano, and each of them, with full power of substitution and resubstitution, as attorney to sign for the undersigned in any and all capacities this Registration Statement and any and all amendments thereto, and any and all applications or other documents to be filed pertaining to this Registration Statement with the Securities and Exchange Commission or with any states or other jurisdictions in which registration is necessary to provide for notice or sale of all or part of the securities to be registered pursuant to this Registration Statement and with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.